EXHIBIT 5.1

MONT E. TANNER, ESQ.

LAW OFFICES OF

MONT E. TANNER

ATTORNEY AT LAW

2950 East Flamingo Road, Suite G, Las Vegas, Nevada, 89 I 21 Phone (702) 369-9614

Fax (702) 369-5731

mtannerlaw@aol.com

February 11, 2026

Board of Directors Tradewinds Universal 50 I Mercury Lane Brea CA 92821

RE:	TRADEWINDS UNIVERSAL FORM S-1 REGISTRATION STATEMENT

Gentlemen,

Our Office has been retained by Tradewinds Universal, a Wyoming corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering for resale of up to 20,000,000 shares of the Company's common stock, par value $0.001 per share ("Common Stock") that the Company may sell, from time to time at its sole discretion, pursuant to the Equity Line Of Credit Agreement (the "ELOC Shares"), for the account of the selling stockholder identified in the Registration Statement (the "Selling Stockholder"). This opinion letter is offered in compliance with the requirements of 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

I.       the Registration Statement (including the prospectus contained therein);

2.	the Certificate of Incorporation of the Company;

3.	the Bylaws of the Company;

4.	the Equity Line of Credit Agreement, dated January 29, 2026 by and between the Company and the Selling Stockholder which provides for the issuance of Common Stock (the "Purchase Agreement"); and

5.	certain Unanimous Written Consents of the Board of Directors of the Company, dated January 29th 2026 authorizing the transactions relating to the Purchase Agreement and the issuance of the ELOC Shares.

In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents.submitted to us as copies and the authenticity of the originals of such copies, and the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of documents by the Company and the validity, binding effect and enforceability thereof upon the Company). In addition, we have assumed and not verified the accuracy as to the factual matters of each document we have reviewed and the accuracy of, and each applicable party's full compliance with, any representations and warranties contained therein. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company. Accordingly, we are relying upon (without any independent investigation thereof) the truth and accuracy of the statements, covenants, representations and warranties set forth in the documents we have reviewed.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the 20,000,000 ELOC Shares have been duly authorized for issuance by all necessary corporate action on the part of the Company and, when issued and delivered against payment of the consideration therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Sincerely,

/s/ Mont E. Tanner

Mont E. Tanner